Black Hills Corporation	Enserco Energy Inc.
Improving life with energy	Improving life with energy
News Release

Black Hills Contact Information:
Jason Ketchum      605-721-2765
Media Relations    866-243-9002

BLACK HILLS CORPORATION COMPLETES NEW 2-YEAR COMMITTED
CREDIT FACILITY FOR ENERGY MARKETING BUSINESS

RAPID CITY, SD — May 12, 2010 — Black Hills Corp. (NYSE: BKH) energy marketing subsidiary Enserco Energy today announced the completion of a two-year, $226.5 million committed stand-alone credit facility expiring May 7, 2012 to replace its one-year, $300 million credit facility. The credit facility includes an accordion feature that allows the company to obtain additional commitments to an aggregate $350 million facility size. Later this month, the company expects to close an additional $23.5 million commitment with a lender in the previous facility, raising the total facility to $250 million.

“We are pleased with the continued commitment from our bank group and their agreement to move to a two-year term,” said Tony Cleberg, executive vice president and chief financial officer of Black Hills Corp. “With lower commodity prices and lower usage on our previous facility, the $250 million facility gives us ample liquidity at the most economic cost. With the accordion feature, as prices improve, we have the flexibility to increase the facility to take full advantage of market opportunities while prudently managing our financing expenses and credit risk.”

BNP Paribas and Societe Generale are co-lead arranger banks and The Bank of Tokyo-Mitsubishi UFJ, Rabobank, RZB Finance and U.S. Bank are participating banks. All of the banks were participants in the previous facility.

Enserco Energy Inc.
Enserco Energy Inc., a division of Black Hills Corp. (NYSE: BKH), specializes in the optimization of energy assets in the United States and Canada. More than 40 energy professionals are responsible for transactions in wholesale natural gas marketing and producer services for natural gas and crude oil.

Black Hills Corporation
Black Hills Corp. — a diversified energy company with a tradition of exemplary service and a vision to be the energy partner of choice — is based in Rapid City, S.D., with corporate offices in Denver, and Omaha, Neb. The company serves 763,300 natural gas and electric utility customers in Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. The company’s non-regulated businesses generate wholesale electricity, produce natural gas, oil and coal, and market energy. Black Hills employees partner to produce results that improve life with energy. More information is available at www.blackhillscorp.com.

Caution Regarding Forward Looking Statements
This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements regarding liquidity, gas prices and market opportunities, are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including the factors discussed above, the risk factors described in Item 1A of Part I of our 2009 Annual Report on Form 10-K filed with the SEC, and other reports that we file with the SEC from time to time.

New factors that could cause actual results to differ materially from those described in forward looking statements emerge from time-to-time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

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